Exhibit 10.5

SERVICE AGREEMENT

THIS SERVICE AGREEMENT (the “Agreement”) is made the ____ day of _______________, 2006,

B E T W E E N:

MORTGAGEBROKERS.COM FINANCIAL GROUP OF COMPANIES, INC.,

45 Vogell Road, Suite 101
Richmond Hill, ON
L4B 3P6

a corporation incorporated under the laws of Canada
(hereinafter as the “COMPANY”);

- and -

MAXWELL REALTY INC.

3205-380 Canyon Meadows Drive S.E.
Calgary, Alberta
T2J 7C3

a corporation incorporated under the laws of the Province of Alberta
(hereinafter as “MAXWELL”).

RECITALS

WHEREAS pursuant to the Letter of Intent dated September 6, 2005, executed between MAXWELL and MortgageBrokers.com Holdings, Inc. (the “MBKR.OB”), the parent corporation that wholly owns the COMPANY,

And whereas the COMPANY is duly registered in the Province of Alberta as a mortgage broker pursuant to the appropriate Acts and Regulations of the relevant provincial jurisdiction and owns all licenses, contracts, facilities and equipment required to conduct a mortgage brokerage business and Maxwell is duly registered in the Province of Alberta as a realtor and franchisor pursuant to the appropriate Acts and Regulations of the relevant provincial jurisdiction and owns all licenses, contracts, facilities and equipment required to conduct a franchised realty business,

And whereas the COMPANY and MAXWELL wish to enter into a Service Level Agreement whereby the COMPANY provides mortgage brokerage and ancillary services (the “Mortgage Broker Solution”) to MAXWELL and MAXWELL’s franchise broker network (the “MAXWELL FRANCHISEE” or “MAXWELL FRANCHISEES”) throughout the Province of Alberta under the terms and conditions described here-in,

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SERVICE LEVEL AGREEMENT

SERVICE COVENANTS

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
The term of this agreement (“Term”) shall be from the date first above written for a period of three (3) years, unless otherwise terminated as provided herein below.  The Agreement shall automatically renew for successive one (1) year Terms, unless otherwise terminated as provided herein below.

2.
The COMPANY shall provide the Mortgage Broker Solution, described in Schedule A, to MAXWELL and MAXWELL’s franchise network which provides referral commission revenue on a mortgage transaction basis to the MAXWELL FRANCHISEE and MAXWELL FRANCHISEE Sales Agents as well as an opportunity for MAXWELL, MAXWELL FRANCHISEES and MAXWELL FRANCHISEES’ Sales Agents to earn stock warrants for common shares of the COMPANY’s publicly traded parent company, MortgageBrokers.com Holdings, Inc. (“MBKR.OB”), as described in Schedule B.

3.	In consideration for delivery of the Mortgage Broker Solution by the COMPANY, MAXWELL, and the MAXWELL FRANCHISEES who have executed a service level agreement with the company, shall:

a.
Actively promote the Mortgage Broker Solution throughout the MAXWELL FRANCHISEES’ business operations and Sales Agent network, including but not limited to, and as mutually agreed upon, profiling in MAXWELL’s newsletter, co-branding in print materials and on the internet, as well as the insertion of a ‘click through’ referral icon on Maxwell’s corporate internet marketing site.

b.
During the launch of the Mortgage Broker Solution, work collaboratively with the COMPANY to establish COMPANY mortgage specialist business development officers (“Mortgage Specialist BDOs”), as mutually agreed upon, to service the MAXWELL FRANCHISEES’ offices;

c.
Promote equal access to COMPANY Mortgage Specialist BDOs to each MAXWELL FRANCHISEE office, when such offices are open for business, as may be afforded to any other competitive mortgage agent.  Such access is to be promoted by MAXWELL to the MAXWELL FRANCHISEE as at no cost to the Company or the Company’s Mortgage Specialist BDOs;

d.	As appropriate and mutually agreed upon, work with the Company to promote the presence and marketability of the Company Mortgage Specialist BDO in the MAXWELL FRANCHISEE’s office;

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SERVICE LEVEL AGREEMENT

e.
As may be mutually agreed upon, work with the COMPANY to co-develop branding to be used for advertising, signage and World Wide Web (“www”) links associated with delivery of the Mortgage Broker Solution;

f.
As may be mutually agreed upon, work collaboratively with the COMPANY to incorporate a link on the MAXWELL or MAXWELL FRANCHISEES www site that markets the Mortgage Broker Solution to the Consumer and allows for ‘click through’ functionality to allow the consumer to link to a mortgage referral environment;

g.
Work collaboratively with the COMPANY to provide full disclosure to the consumer as may be required under any and all current and future laws and regulations applicable to MAXWELL, the MAXWELL FRANCHISEE or the COMPANY.  Without limitation, such disclosure shall include information with respect to any distributed referral fee or volume bonus shares, that materially complies with the disclosure presented in Schedules A and B;

h.	Meet with the COMPANY’s regional sales manager from time to time to discuss the Mortgage Broker Solution, the mortgage sales pipeline, capture rates, marketing initiatives, and best practices;

i.	Work collaboratively with the COMPANY to distribute commission fees and earned shares to MAXWELL FRANCHISEE Sales Agents;

4.
It is hereby agreed that MAXWELL will grant exclusive access to COMPANY arranged Mortgage Specialist BDOs to the MAXWELL FRANCHISEE CANYON CREEK office and the MAXWELL FRANCHISEE SOUTHSTAR office, when such offices are open for business.  Such exclusivity shall commence on June 1, 2006 and continue to December 31, 2006.  The resumption of successive 12 month exclusivity (“Exclusivity Term(s)”) thereafter will be based upon attaining mortgage capture rate performance thresholds.  The following defines the agreed upon mortgage capture rate performance thresholds whereby if reached or exceeded, the exclusive access to the two aforementioned offices will be maintained for MortgageBrokers.com arranged mortgage agents:

Year	% Capture of Sales Ends during the Term

2006 – 6 month Term	5%
2007	8%
2008	12%
2009	14%
2010	15%

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SERVICE LEVEL AGREEMENT

If the aforementioned mortgage capture rate performance thresholds are not obtained, it is hereby agreed upon that COMPANY arranged Mortgage Specialist BDOs will still have access to the MAXWELL FRANCHISEE CANYON CREEK office and the MAXWELL FRANCHISEE SOUTHSTAR office during the Term or any successive Term of the Agreement, except not on an exclusive basis.

5.
The COMPANY and COMPANY mortgage specialist BDOs agree that they will carry out the Mortgage Broker Solution in a manner that is professional, transparent, ethical, legal and fully compliant with any and all current and future laws and regulations applicable to MAXWELL, the MAXWELL FRANCHISEE or the COMPANY.  The MAXWELL FRANCHISEE shall participate in the Mortgage Broker Solution in a manner that is similarly professional, transparent, ethical, legal and fully compliant with any and all current and future laws and regulations applicable to MAXWELL, the MAXWELL FRANCHISEE or the COMPANY.  Both the COMPANY and the MAXWELL FRANCHISEE agree to notify the other party, forthwith, following their becoming aware of the applicable misconduct or violation, of any misconduct or violation of any and all current and future laws and regulations applicable to MAXWELL, the MAXWELL FRANCHISEE or the COMPANY, by the COMPANY, the COMPANY mortgage specialist BDO, the MAXWELL FRANCHISEE or a MAXWELL FRANCHISEE Sales Agent.

6.
In the event that either the MAXWELL FRANCHISEE or the COMPANY materially breaches this agreement or otherwise fails to perform its obligations pursuant to this agreement in accordance with the terms of this agreement, the one of them not in default may terminate this agreement by providing to the other of them thirty (30) days notice specifying the breach.  The notice required shall demand immediate cure of the condition or conditions warranting termination, and shall advise that in the event the condition or conditions warranting termination specified in the notice are not cured within the thirty (30) day notice period, this agreement shall be terminated without further notice.  If the material breach is remedied to the mutual satisfaction of both parties within 30 days, the agreement can not be terminated on this basis.

7.
It is hereby agreed that it is the right of the COMPANY to adjust the service, terms, conditions and remuneration associated with the Mortgage Broker Solution for successive Terms.  The Company shall provide MAXWELL the MAXWELL FRANCHISEE at least ninety (90) days written notice prior to the end of a Term of the COMPANY’S intent to make any changes to the Mortgage Broker Solution.

8.
The Agreement may be terminated without cause by either party at the end of the Term or each successive Term by providing at least sixty (60) days notice prior to the end of the Term.  Failure to provide such notice will result in the automatic renewal of this Agreement for a successive Term.

9.	MISCELLANEOUS

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SERVICE LEVEL AGREEMENT

a.
Entire Agreement:  This Agreement including any agreements incorporated by reference, and Schedules A and B attached hereto, constitute the entire agreement and understanding between the parties with respect to the COMPANY’S provision of the Mortgage Broker Solution and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between the parties respecting the subject matter hereof.  There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

b.
Relationship of Parties.  Each of the parties will be solely and entirely responsible for its acts and the acts of its agents, subcontractors, third-party service providers and employees during the performance of this Agreement.  Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

c.
Confidentiality.  Each party hereto acknowledges that, during the term of this Agreement, each party may be required from time to time to disclose to the other party certain materials, information and data relating to such party's business (all of which is hereinafter referred to as "Confidential Information").  Each party hereto acknowledges that the other's Confidential Information, other than that which is publicly known, is confidential and proprietary information and constitutes trade secrets.  Each party agrees to exercise the same degree of care of the other party's Confidential Information that it does with its own Confidential Information and to confine knowledge of Confidential Information only to its employees who require such knowledge for use in the ordinary course and scope of their employment.  The parties hereto shall not, during the term of this agreement or thereafter, use, disclose, divulge or make available each other's Confidential Information to any third party either directly or indirectly in any manner whatsoever without the prior written consent of the other party.

d.
Notice.  Any notice or other communication required to be given under this Agreement must be in writing given by facsimile, personal delivery, ordinary mail or by prepaid certified or registered mail to the current address of record of the respective party.

e.
Errors and Omissions.  The COMPANY shall maintain errors and omissions insurance, providing for coverage in the form as required by the laws governing in the jurisdiction(s) where the COMPANY carries on business in such amount as is required by law, and provide evidence of such coverage to the COMPANY within two (2) Business Days upon request.

f.
Limitation of Liability.  Neither the COMPANY nor MAXWELL or any of either party’s respective successors, assigns, directors, officers, shareholders, employees or agents will be liable to the other or any successor thereto or subsidiary or shareholder thereof for any conduct or action taken or not taken by it in the course of its performance of the services required hereunder unless such conduct, action or inaction was taken in bad faith or with negligence or willful misconduct.

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SERVICE LEVEL AGREEMENT

g.
Governing Law.  This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without regard to principles of conflicts of laws or choice of law.

h.
Assignment.  Neither MAXWELL nor the COMPANY may assign this Agreement, or any of its rights, title or interest in this Agreement, to any person without the prior written consent of the other; provided that the COMPANY may assign or outsource any or all of the Services under this Agreement to a subsidiary or affiliated body corporate (as such term is defined in the Canada Business Corporations Act, or such similar legislation).

i.
Severability.  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision of this Agreement.

j.	Amendments. Subject to the terms of this Agreement and unless otherwise specified herein, this Agreement may be amended in writing at any time only upon the mutual agreement of all parties hereto.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date first above written.

MortgageBrokers.com Financial Group of Companies, Inc.

I have the authority to bind the corporation,

by:
Alex Haditaghi
C.E.O.

MAXWELL REALTY INC.

I have the authority to bind the corporation,

by:
[Name:]
[Title:]

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SCHEDULE A SERVICE LEVEL AGREEMENT

SCHEDULE A

The Mortgage Broker Solution

Ownership ● Leverage ● Profit Sharing ● Retention ● Value Creation

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SCHEDULE A SERVICE LEVEL AGREEMENT

Licensure

The Mortgage Broker Solution is being made available to all MAXWELL FRANCHISEES under the terms of a three (3) year Agreement that is renewable for successive one year terms.

Service

The following describes the key elements of the COMPANY and MAXWELL service contemplated as part of the Mortgage Broker Solution to be established for each MAXWELL FRANCHISEE office.

The MAXWELL FRANCHISEE and MAXWELL FRANCHISEE Sales Agents may refer customers to the Mortgage Broker Solution directly to the assigned Mortgage Specialist Business Development Officer (Mortgage Specialist BDO).  The referral may also be provided indirectly via an on-line World Wide Web (“www”) referral and application system.

The following describes the Mortgage Broker Solution service team:

➢
the COMPANY will arrange for a Mortgage Specialist BDO to be generally assigned to each participant MAXWELL FRANCHISEE office.  Where warranted, a Mortgage Specialist BDO may manage the relationships at several smaller participant MAXWELL FRANCHISEE offices or several Mortgage Specialist BDOs will be assigned to larger participant MAXWELL FRANCHISEE offices.  The Mortgage Specialist BDO will be part of a service team of regional Mortgage Specialist BDOs, structured to provide geographic and temporal coverage and provide flexibility to respond to language and cultural sensitivities.

➢	all customer files will be reviewed by a COMPANY Compliance Officer to screen for fraud and licensure non-compliance, subject to compliance with all privacy legislation.

➢	the COMPANY back office administration will manage the revenue pipeline and associated reporting systems.

➢
the Company will provide MAXWELL and each MAXWELL FRANCHISEE with a lead referral and sales data report on a no less than quarterly basis for management purposes, and such other information as MAXWELL may from time to time reasonably request.

Transaction-based Referral Commission Revenue

The COMPANY will transfer earned fees on a monthly basis to the MAXWELL FRANCHISEE accompanied with electronic statements of account for further disbursement to MAXWELL FRANCHISEE Sales Agents.

Commission fees payable by lenders for origination are transaction based commission fees (“Finders Fee”) as may be negotiated by the COMPANY.  Finders Fees do not include any origination threshold volume based bonus (“Volume Bonus”) that a lender may pay the Company from time to time.

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SCHEDULE A SERVICE LEVEL AGREEMENT

Volume Bonus Lenders

For transactions placed with lenders who pay the Company a Finders Fee and Volume Bonus, the MAXWELL FRANCHISEE and MAXWELL FRANCHISEE Sales Agents shall be entitled to revenue sharing of mortgage origination Finders Fees received by the Company as a result of a referral or lead generated by the MAXWELL FRANCHISEE Sales Agent.  Based on the particular Finders Fee paid by the lender in a mortgage transaction, the MAXWELL FRANCHISEE and MAXWELL FRANCHISEE Sales Agent shall be paid a referral fee (‘Referral Fee’) based on the following:

Residential:

a.	The Referral Fee will equal forty percent (40%) of Finders Fees up to 30 basis points (0.30%) of the mortgage amount;

Commercial:

b.	The Referral Fee will equal twenty-five percent (25%) of the Finders/Broker Fees up to 25 basis points (0.25%) of the mortgage amount;

The Referral Fee, which generally will amount to 30 basis points (‘bps’) for Residential mortgage origination, will be split for disbursement as follows:

Stakeholder	Referral Fee Split%	Referral Fee Split (based on 30 bps)

MAXWELL FRANCHISEE Sales Agent	60%	18 bps
MAXWELL FRANCHISEE	40%	12 bps

Non-Volume Bonus Lenders and Broker Fees

In cases where a lender does not pay a corporate volume bonus (e.g. Home Capital Group, Private Lenders, etc.) or where the COMPANY charges a broker fee, the commission split varies from the standard commission split.  Where the deals funded with non volume lenders originated from the MAXWELL Organization, 15% of the commission fee is taken off the top for the COMPANY, and out of the remaining 85%, 40% of the Finders Fee (or an effective 32% of the total commission fee) will be paid to the MAXWELL Organization as a Referral Fee up to 30 bps, distributed on a Pro Rata basis to the MAXWELL FRANCHISEE and MAXWELL FRANCHISEE Sales Agent as to Volume Bonus Lender Referral Fees (above).

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SCHEDULE B SERVICE LEVEL AGREEMENT

SCHEDULE B

PATH & the

Volume Incentive Share Ownership Program

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SCHEDULE B SERVICE LEVEL AGREEMENT

SCHEDULE B – MAXWELL EARNED SHARE OWNERSHIP

Stock Warrants may be earned annually by MAXWELL, the MAXWELL FRANCHISEE and the MAXWELL FRANCHISEE Sales Agent for aggregate referrals from MAXWELL Sales Agents leading to annual mortgage origination volume sales for the Company (as may be calculated in Table B of this Schedule A), pursuant to a Warrant Agreement, as detailed here-in.

On a similar formula basis, MAXWELL, the MAXWELL FRANCHISEE and the MAXWELL FRANCHISEE Sales Agent may also earn stock warrants through referral of third party mortgage brokers and agents to join the Company (as may also be calculated in Table B of this Schedule A), pursuant to a Warrant Agreement, for those referred mortgage consultants that execute a Mortgage Agent License Agreement with the Company, as detailed here-in.

TABLE B
MAXWELL Annual Stock Warrant Performance Plan
Annual Mortgage Origination Or Referred Agent “Book of Business”	Amount payable in Stock Warrants
Volume ($ CDN)	(USD $ ) Dollars Worth of Shares
$5,000,000	1,500
$20,000,000	6,000
$30,000,000	9,000
$40,000,000	12,000
$50,000,000	15,000
$60,000,000	18,000
$70,000,000	21,000
$80,000,000	24,000
$90,000,000	27,000
$100,000,000	30,000
$150,000,000	45,000
$200,000,000	60,000
$250,000,000	75,000
$300,000,000	90,000
$1,000,000,000	300,000

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SCHEDULE B SERVICE LEVEL AGREEMENT

RULES FOR STOCK WARRANTS EARNED ON ANNUAL VOLUME AND THROUGH “PATH”

General Rules and Conditions

1.
MAXWELL, the MAXWELL FRANCHISEE and the MAXWELL FRANCHISEE Sales Agent are eligible to earn stock warrants pursuant to the Mortgage Broker Solution in accordance to the following distribution of annually earned volume bonus shares:

a.	MAXWELL: 10%

b.	MAXWELL FRANCHISEE: 45%

c.	MAXWELL FRANCHISEE Sales Agents: 45%

The MAXWELL FRANCHISEE Sales Agent share issue will be disbursed through the MAXWELL FRANCHISEE and possibly include collateral marketing material to give the MAXWELL FRANCHISEE recruitment and retention tools.  The MAXWELL FRANCHISEE Sales Agent share issue will be further detailed in a sales agent information package and will likely have an eligibility volume threshold and be presented on a per deal basis.  The sales agent share issue program provides the MAXWELL FRANCHISEE with a retention tool as further detailed in 3) below.

2.	Annually earned stock warrants will have the following vestment periods prior to being exercisable by MAXWELL, the MAXWELL FRANCHISEE and the MAXWELL FRANCHISEE Sales Agent:

a.
MAXWELL, the MAXWELL FRANCHISEE and the MAXWELL FRANCHISEE Sales Agent are entitled to exercise stock warrants (Table B) earned during the first five (5) years immediately following the Effective Date (hereafter referred to as the “Initial Vestment Period”), at the end of year five (5) immediately following the Effective Date; and,

b.
stock warrants earned in each consecutive two (2) year period following the Initial Vestment Period (hereafter referred to as the “Vestment Period”) can be exercised two years following the end of the respective 2 year Vestment Period.

3.
If MAXWELL, the MAXWELL FRANCHISEE and the MAXWELL FRANCHISEE Sales Agent terminates the agreement with the Company, at any time prior to the end of the Initial Vestment Period or successive Vestment Periods, MAXWELL, the MAXWELL FRANCHISEE or the MAXWELL FRANCHISEE Sales Agent will not be eligible to receive any stock warrants what so ever for performance during a partially completed Initial Vestment Period or successive Vestment Period.

4.
The numbers in the above table are not exact, and the table is provided only as a guideline for reference to the MAXWELL, the MAXWELL FRANCHISEE and the MAXWELL FRANCHISEE Sales Agent.  The COMPANY and it’s Board reserves the right to adjust the share issue formulae to increase or decrease the shares that might be issued through PATH or on a annual mortgage origination volume basis relative to Table B presented in this Schedule 1 or to eliminate the programs completely in the future to manage the Company’s capital structure.  The COMPANY agrees to provide 90 days notice to the MAXWELL Organization of any such changes.

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SCHEDULE B SERVICE LEVEL AGREEMENT

5.
Warrant values for stock warrants earned during the Initial Vestment Period will be established as the twenty (20) day average closing price following the commencement of the Initial Vestment Period.  Warrant values for stock warrants earned during each consecutive Vestment Period will be established as the twenty (20) day average closing price following the commencement of the respective Vestment Period.  The warrant minimum value will be established at USD $1.00.

6.
The warrants, including exercise price, are subject to the terms and conditions of a Warrant Agreement to Purchase Shares of Common Stock of MortgageBrokers.com Holdings, Inc. which will incorporate a leak-out provision, transfer rights provision, registration rights provision, and will describe all related warrant rights, privileges and restrictions.

7.
The warrants, including exercise price, are subject to the terms and conditions of a Warrant Agreement to Purchase Shares of Common Stock of MortgageBrokers.com Holdings, Inc.  To promote team building, the COMPANY has established a program called “Prosperity Accelerated Through Hiring” (“PATH”) whereby the COMPANY will issue stock warrants for the referral and contracting of mortgage agents or other mortgage consultants to the COMPANY by the MAXWELL Organization.  For potential mortgage consultants and agents referred to the COMPANY by the MAXWELL Organization that subsequently execute a Mortgage Agent License Agreement with the COMPANY, the COMPANY will issue stock warrants to the referring MEMBER OF THE MAXWELL Organization in accordance to Table B based on the referred mortgage consultant’s or agent’s annual mortgage origination sales volume.  The following conditions also apply to the PATH ownership program:

a.	PATH earned stock warrants will be vested for a two year period (the Path Vesting Period) following execution of an agreement between the mortgage agent or mortgage consultant and the Company.

b.
If the teamed Agent or referred mortgage consultant terminates the Agreement prior to the Path Vesting period, the REFEREE OF the MAXWELL Organization is not eligible to receive the warrants associated with the referral.

8.
PATH Team Building Program Example:  The MAXWELL FRANCHISEE earns shares for referral of a Mortgage Consultants to the COMPANY based on Table B of this Schedule 1.  For example, if a potential mortgage consultant’s book of business is CDN $100,000,000, the referring MAXWELL FRANCHISEE is eligible to receive up to USD $30,000 dollars worth of warrants.  These warrants are deemed to be paid in full and earned following the Path Vesting Period.

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